UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 2, 2011
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska	68845-4915
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

ITEM 8.01.	Other Events

ITEM 9.01(d)	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.07  Submission of Matters to a Vote of Security Holders

The Buckle, Inc. held its Annual Meeting of Shareholders on June 2, 2011. The table below shows the final results of the voting at the Annual Meeting:

				Broker
	For	Against	Abstain	Non-Votes
Proposal 1 - Election of Board of Directors:
Daniel J. Hirschfeld	42,130,423	-	403,902	2,728,302
Dennis H. Nelson	42,141,942	-	392,383	2,728,302
Karen B. Rhoads	39,142,371	-	3,391,954	2,728,302
James E. Shada	42,101,104	-	433,221	2,728,302
Robert E. Campbell	42,203,298	-	331,027	2,728,302
Bill L. Fairfield	42,207,032	-	327,293	2,728,302
Bruce L. Hoberman	39,228,155	-	3,306,170	2,728,302
John P. Peetz, III	42,273,548	-	260,777	2,728,302
Michael E. Huss	42,272,126	-	262,199	2,728,302

Proposal 2 - Ratify the selection of Deloitte & Touche LLP
as independent registered public accounting firm:	44,829,266	417,215	16,146	-

Proposal 3 - Approve the Company's 2011 Management
Incentive Plan:	41,625,363	881,352	27,610	2,728,302

Proposal 4 - Approve performance-based awards granted
pursuant to the Company's 2005 Restricted Stock Plan:	42,152,587	352,233	29,505	2,728,302

Proposal 5 - Advisory vote on overall compensation of
Named Executive Officers:	42,209,067	296,566	28,692	2,728,302

					Broker
	3 Years	2 Years	1 Year	Abstain	Non-Votes
Proposal 6 - Advisory vote on frequency of future advisory
votes on compensation of Named Executive Officers:	29,384,420	108,584	13,022,921	18,400	2,728,302

With respect to Proposal 6, the Company has decided it will hold future advisory votes on compensation of its Names Executive Officers every 3 years.

ITEM 8.01  Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.”  On June 3, 2011, The Buckle, Inc. issued a press release announcing a quarterly dividend of $0.20 per share to be paid on July 27, 2011, for shareholders of record at the close of business on July 15, 2011.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d). Financial Statements and Exhibits

Exhibit 99.1        Press Release Dated June 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: June 7, 2011	By: /s/	KAREN B. RHOADS
		Name:	Karen B. Rhoads
		Title:	Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1        Press Release Dated June 3, 2011